EXHIBIT 23.2
                 CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the incorporation by reference in this Form S-8 Registration Statement of United States Cellular Corporation of our report, which includes explanatory paragraphs relating to contingencies, dated February 17, 1995, on our audits of the financial statements of the Los Angeles SMSA Limited Partnership as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994; such financial statements are not included separately in this Registration Statement.


                                      COOPERS & LYBRAND L.L.P.

   Newport Beach, California
   July 19, 1995


                 CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of United States Cellular Corporation of our reports dated February 10, 1995, February 11, 1994 and February 11, 1993, on our audits of the financial statements of the Nashville/Clarksville MSA Limited Partnership as of December 31, 1994, 1993 and 1992 and for the years ended December 31, 1994, 1993 and 1992; such financial statements are not included separately in this Registration Statement.


                                      COOPERS & LYBRAND L.L.P.

   Atlanta, Georgia
   July 19, 1995


                 CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of United States Cellular Corporation of our reports dated February 10, 1995, February 11, 1994 and February 11, 1993, on our audits of the financial statements of the Baton Rouge MSA Limited Partnership as of December 31, 1994, 1993 and 1992 and for the years ended December 31, 1994, 1993 and 1992; such financial statements are not included separately in this Registration Statement.

                                      COOPERS & LYBRAND L.L.P.
   Atlanta, Georgia
   July 19, 1995

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